Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in:

•Registration Statement No. 333-254032 on Form S-3 dated March 09, 2021 pertaining to the registration of $150,000,000 of Debt Securities;

•Registration Statement No. 333-254033 on Form S-3 dated March 09, 2021 pertaining to the registration of $35,000,000 8.125% Five-Year Senior Notes;

•Registration Statement No. 333-255428 on Form S-3 dated April 22, 2021 pertaining to the universal shelf registration of $350,000,000 of securities;

•Registration Statement No. 333-245144 on Form S-8 dated June 04, 2021 pertaining to the registration of 3,000,000 shares under the Company’s Amended and Restated 2015 Long-Term Incentive Plan and the Company’s 2021 Long-Term Incentive Plan;

•Registration Statement No. 333-257262 on Form S-3 dated June 21, 2021 pertaining to the registration of $74,351,271 7.75% Series A Cumulative Perpetual Preferred Stock and $81,585,174 Common Stock; and

•Registration Statement No. 333-260854 on Form S-3 dated November 08, 2021 pertaining to the universal shelf registration of $500,000,000 of securities of our reports dated March 8, 2022, relating to the consolidated financial statements of Babcock & Wilcox Enterprises, Inc. and the effectiveness of Babcock & Wilcox Enterprises Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ DELOITTE & TOUCHE LLP

Cleveland, Ohio
March 8, 2022